Exhibit 3.2

BY-LAWS

OF

SAFEWAY INC.

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting, including those matters which are expressly reserved for the approval of the stockholders as set forth in the Certificate of Incorporation of the Corporation (subject to the terms set forth therein), shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting.

Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

Section 4. When a quorum is present at any meeting, a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any questions brought before such meeting, unless the question is one upon which by express provisions of the statutes, or the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In an election of directors, each director of the corporation shall be elected by the vote of a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, appointed by an instrument in writing, which may be transmitted to the corporation electronically. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors.

Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall set forth the date, time, place and purpose or purposes of the meeting Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 8. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.

(a) Except as otherwise provided in the Certificate of Incorporation of the corporation, the Board of Directors shall from time to time determine the number of directors. Unless the Board of Directors otherwise determines, the board of directors shall consist of not less than three directors nor more than nine directors. The number of directors may be reduced or increased from time to time by action of a majority of the Board.

(b) Each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or law, any director or the entire Board of Directors may be removed at any time, either with or without cause, from the Board of Directors by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote.

(c) Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Notice of regular meetings need not be given, except as otherwise required by law.

Section 3. Special meetings of the Board of Directors may be called by the President. Special meetings also shall be called by the President or the Secretary on the written request of the Chairman of the Board or any two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary on the written request of the sole director. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. The notice shall be deemed given:

(i) in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

(ii) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the corporation,

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(iv) in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given at such director’s facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

Section 4. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 5. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 7. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the corporation. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Chapter 1 of the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing the By-Laws of the corporation.

Section 8. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or a stated salary as a committee member.

INDEMNIFICATION

Section 10. (a) The corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding this Section 10(a) or the provisions of Section 10(b) hereof, except as otherwise provided in Section 10(f) hereof, the corporation shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorized in the specific case by the Board of Directors of the corporation.

(b) The corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Delaware Court or such other court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 10. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

If a claim for indemnification (following the final disposition of a proceeding) or payment of expenses under this Section 10 is not paid in full within 90 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 10.

(h) The Board of Directors may authorize the corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided in Section 10.

(i) For the purposes of this Section 10, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this Section 10, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this section.

(k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

(m) Any repeal or modification of the foregoing provisions of this Article III, Section 10 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IV

OFFICERS

Section 1. The officers of this corporation shall be elected or appointed by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article IV, Section 2 hereof. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Any officer may devote less than all of his working time to his activities as such if the Board so approves.

Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. Each officer shall hold office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 4. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5. If an office becomes vacant for any reason, the Board of Directors or the stockholders may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his predecessor’s term and until his successor shall have been elected or appointed and shall have qualified.

CHAIRMAN OF THE BOARD

Section 6. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

PRESIDENT

Section 7. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders. He shall preside at all meetings of the Board of Directors in which the Chairman of the Board is absent. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

VICE PRESIDENTS

Section 8. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

Section 9. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, representing the number of shares registered in certificate form.

Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. The issue, transfer, conversion and registration of stock certificates or uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the corporation and/or to give the corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting or action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The Board of Directors may provide for a corporate seal, which shall have the name of the corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these By-Laws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address or facsimile number, as the case may be, as it appears on the records of the corporation. The notice shall be deemed given

(i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person,

(ii) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the corporation,

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(iv) in the case of delivery via facsimile, when directed to the person to whom notice is to be given.

Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

ARTICLE VIII

EXCLUSIVE FORUM

Section 1. Unless the corporation consents in writing to the selection of an alternative forum, the Delaware Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation arising pursuant to any provision of the General

Corporation Law of the State of Delaware or these By-Laws or the Certificate of Incorporation, (d) any action to interpret, apply, enforce or determine the validity of these By-Laws or the Certificate of Incorporation, or (e) any action asserting a claim against the corporation governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Delaware Court determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Delaware Court within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section.